EXHIBIT 99.1

LHC Group Announces Second Quarter 2015 Results and Raises Full Year 2015 Guidance

LAFAYETTE, La., Aug. 5, 2015 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ:LHCG), a national provider of home health, hospice, and community-based and comprehensive post-acute healthcare services, today announced its financial results for the three months and six months ended June 30, 2015.

Financial Results for the Second Quarter

  Net service revenue for the second quarter of 2015 was $200.2 million, an increase of 6.0% compared with net service revenue of $188.9 million in the same period of 2014.
  Net income attributable to LHC Group for the second quarter of 2015 was $9.0 million, or $0.51 per diluted share, an increase of 47.7% compared with net income attributable to LHC Group of $6.1 million, or $0.35 per diluted share, in the same period of 2014.
  Total growth in admissions for all service lines for the second quarter of 2015 was 5.3% compared with the second quarter of 2014.
  Total organic growth in home health admissions for the second quarter of 2015 was 1.7% compared with the second quarter of 2014.

Commenting on the results, Keith G. Myers, LHC Group's chairman and CEO, said, "I am extremely proud of the strong and well-balanced operating results our team continues to deliver during 2015. I am particularly pleased with our ability to continue with a solid organic growth rate in home health admissions of 4.4% in the first half of 2015 compared with the same period of 2014 and our ability to control and further reduce G&A cost as a percentage of revenue. Most importantly, I would like to congratulate and thank our nearly 10,000 team members for their unwavering commitment to excellence and for consistently delivering high-quality care to the growing number of patients, families and communities we serve."

Financial Results for the Six Months

  Net service revenue for the six months ended June 30, 2015, was $393.3 million, an increase of 11.5% compared with net service revenue of $352.5 million in the same period of 2014.
  Net income attributable to LHC Group for the six months ended June 30, 2015, was $15.8 million, or $0.90 per diluted share, an increase of 55.5% compared with net income attributable to LHC Group of $10.1 million, or $0.59 per diluted share, in the same period of 2014.
  Total growth in admissions for all service lines for the six months ended June 30, 2015, was 11.5% compared to the same period in 2014.
  Total organic growth in home health admissions for the six months ended June 30, 2015, was 4.4% compared with the same period in 2014.

FY 2015 Guidance

The Company is raising its full year 2015 guidance for net service revenue to a new range of $780 million to $795 million from the previous range of $765 million to $780 million. In addition, the Company is raising its fully diluted earnings per share to a new range of $1.70 to $1.80 from the previous range of $1.55 to $1.70. This guidance does not take into account the impact of future reimbursement changes, if any, future acquisitions or share repurchases, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call on Thursday, August 6, 2015, at 11:00 a.m. Eastern time to discuss its second quarter 2015 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Tuesday, August 11, 2015, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 58964889. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of post-acute healthcare services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice, and community‑based services and provides inpatient care through long-term acute care hospitals.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	June 30,	Dec. 31,
	2015	2014

ASSETS
Current assets:
Cash	$ 18,270	$ 531
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $23,900 and $18,582, respectively	100,124	97,498
Other receivables	1,419	1,334
Amounts due from governmental entities	979	1,164
Total receivables, net	102,522	99,996
Deferred income taxes	13,890	11,381
Prepaid income taxes	2,225	3,093
Prepaid expenses	10,799	8,724
Other current assets	5,430	3,777
Receivable due from insurance carrier	–	7,850
Total current assets	153,136	135,352
Property, building and equipment, net of accumulated depreciation of $47,873 and $44,683, respectively	34,765	34,787
Goodwill	240,214	240,019
Intangible assets, net of accumulated amortization of $7,538 and $6,560, respectively	79,027	79,685
Other assets	1,903	1,896
Total assets	$ 509,045	$ 491,739

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$ 23,444	$ 19,278
Salaries, wages and benefits payable	40,489	22,466
Self-insurance reserve	8,716	6,559
Current portion of long-term debt	235	230
Amounts due to governmental entities	3,559	4,459
Legal settlement payable	–	7,850

Total current liabilities	76,443	60,842
Deferred income taxes	37,109	33,592
Income tax payable	3,415	3,415
Revolving credit facility	40,000	60,000
Long-term debt, less current portion	660	778
Total liabilities	157,627	158,627
Noncontrolling interest – redeemable	11,981	11,517
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 22,207,136 and 22,015,211 shares issued in 2015 and 2014, respectively	222	220
Treasury stock – 4,773,160 and 4,734,363 shares at cost, respectively	(36,989)	(35,660)
Additional paid-in capital	111,849	108,708
Retained earnings	261,126	245,371
Total LHC Group, Inc. stockholders' equity	336,208	318,639
Noncontrolling interest – non-redeemable	3,229	2,956
Total stockholders' equity	339,437	321,595
Total liabilities and stockholders' equity	$ 509,045	$ 491,739

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net service revenue	$ 200,172	$ 188,867	$ 393,251	$ 352,548
Cost of service revenue	116,639	111,527	231,065	208,861
Gross margin	83,533	77,340	162,186	143,687
Provision for bad debts	4,805	4,363	10,064	7,725
General and administrative expenses	60,370	59,723	119,668	114,302
Operating income	18,358	13,254	32,454	21,660
Interest expense	(554)	(830)	(1,099)	(1,218)
Income before income taxes and noncontrolling interest	17,804	12,424	31,355	20,442
Income tax expense	6,220	4,352	10,949	7,275
Net income	11,584	8,072	20,406	13,167
Less net income attributable to noncontrolling interest	2,634	2,011	4,651	3,038
Net income attributable to LHC Group, Inc.'s common stockholders	$ 8,950	$ 6,061	$ 15,755	$ 10,129

Earnings per share – basic:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.51	$ 0.35	$ 0.91	$ 0.59

Earnings per share – diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.51	$ 0.35	$ 0.90	$ 0.59

Weighted average shares outstanding:
Basic	17,410,971	17,233,264	17,366,141	17,190,070
Diluted	17,529,100	17,277,224	17,528,101	17,268,556

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
Operating activities
Net income	$ 20,406	$ 13,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,801	4,413
Provision for bad debts	10,064	7,725
Stock based compensation expense	2,073	2,069
Deferred income taxes	1,008	844
Impairment of intangibles and other	248	–
Loss on disposal of assets	404	144
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(12,812)	(8,625)
Prepaid expenses and other assets	(3,735)	(301)
Prepaid income taxes	868	512
Accounts payable and accrued expenses	24,341	4,249
Net amounts due to/from governmental entities	(715)	(401)
Net cash provided by operating activities	47,951	23,796

Investing activities
Purchases of property, building and equipment	(5,205)	(3,419)
Cash paid for acquisitions, primarily goodwill and intangible assets	(566)	(65,103)
Net cash used in investing activities	(5,771)	(68,522)

Financing activities
Proceeds from line of credit	2,000	68,000
Payments on line of credit	(22,000)	(21,000)
Proceeds from employee stock purchase plan	389	391
Payments on debt	(113)	(91)
Noncontrolling interest distributions	(4,069)	(3,122)
Payment of deferred financing fees	–	(799)
Excess tax benefits from vesting of restricted stock	811	112
Redemption of treasury shares	(1,329)	(850)
Purchase of additional noncontrolling interest	(275)	(95)
Proceeds from exercise of stock options	145	–
Sale of noncontrolling interest	–	193
Net cash provided by (used in) financing activities	(24,441)	42,739
Change in cash	17,739	(1,987)
Cash at beginning of period	531	14,014
Cash at end of period	$ 18,270	$ 12,027

Supplemental disclosures of cash flow information
Interest paid	$ 765	$ 1,177
Income taxes paid	$ 8,208	$ 6,064

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2015
	Home- Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$ 153,272	$ 18,632	$ 10,312	$ 17,956	$ 200,172
Cost of service revenue	87,045	10,844	7,456	11,294	116,639
Provision for bad debts	3,645	299	691	170	4,805
General and administrative expenses	47,576	5,111	2,068	5,615	60,370
Operating income	15,006	2,378	97	877	18,358
Interest expense	(438)	(61)	(6)	(49)	(554)
Income before income taxes and noncontrolling interest	14,568	2,317	91	828	17,804
Income tax expense	4,740	723	215*	542	6,220
Net income (loss)	9,828	1,594	(124)	286	11,584
Less net income attributable to noncontrolling interest	2,251	253	(52)	182	2,634
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$ 7,577	$ 1,341	$ (72)	$ 104	$ 8,950
Total assets	$ 400,906	$ 36,178	$ 33,131	$ 38,830	$ 509,045

	Three Months Ended June 30, 2014
	Home- Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$ 145,861	$ 17,068	$ 8,399	$ 17,539	$ 188,867
Cost of service revenue	84,278	10,151	5,945	11,153	111,527
Provision for bad debts	3,701	93	367	202	4,363
General and administrative expenses	47,661	4,789	2,065	5,208	59,723
Operating income	10,221	2,035	22	976	13,254
Interest expense	(657)	(83)	(7)	(83)	(830)
Income before income taxes and noncontrolling interest	9,564	1,952	15	893	12,424
Income tax expense	3,405	530	31	386	4,352
Net income (loss)	6,159	1,422	(16)	507	8,072
Less net income attributable to noncontrolling interest	1,541	335	(4)	139	2,011
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$ 4,618	$ 1,087	$ (12)	$ 368	$ 6,061
Total assets	$ 390,542	$ 35,530	$ 34,712	$ 36,841	$ 497,625

* During the three months ended June 30, 2015, the Company's internal allocation methodology for recording income tax expense was changed to record each segment's respective tax expense on pretax net income at the Company's effective tax rate of 41.0%; the change was done on a year-to-date basis. Prior to this quarter, income tax expense was allocated to each segment based on their respective percentage of equity. There is no impact on the Company's consolidated income tax expense.

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2015
	Home- Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$ 299,864	$ 35,483	$ 20,085	$ 37,819	$ 393,251
Cost of service revenue	172,591	20,943	14,356	23,175	231,065
Provision for bad debts	8,121	646	871	426	10,064
General and administrative expenses	94,030	9,999	4,285	11,354	119,668
Operating income	25,122	3,895	573	2,864	32,454
Interest expense	(868)	(121)	(12)	(98)	(1,099)
Income before income taxes and noncontrolling interest	24,254	3,774	561	2,766	31,355
Income tax expense	8,397	1,343	260	949	10,949
Net income	15,857	2,431	301	1,817	20,406
Less net income attributable to noncontrolling interest	3,772	499	(72)	452	4,651
Net income attributable to LHC Group, Inc.'s common stockholders	$ 12,085	$ 1,932	$ 373	$ 1,365	$ 15,755

	Six Months Ended June 30, 2014
	Home- Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$ 273,654	$ 32,290	$ 9,286	$ 37,318	$ 352,548
Cost of service revenue	160,078	19,048	6,589	23,146	208,861
Provision for bad debts	6,324	198	398	805	7,725
General and administrative expenses	91,855	9,233	2,388	10,826	114,302
Operating income (loss)	15,397	3,811	(89)	2,541	21,660
Interest expense	(964)	(122)	(10)	(122)	(1,218)
Income (loss) before income taxes and noncontrolling interest	14,433	3,689	(99)	2,419	20,442
Income tax expense	5,675	876	54	670	7,275
Net income (loss)	8,758	2,813	(153)	1,749	13,167
Less net income attributable to noncontrolling interest	2,148	536	(4)	358	3,038
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$ 6,610	$ 2,277	$ (149)	$ 1,391	$ 10,129

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Key Data:
Home-Health Services:
Locations	276	277	276	277
Acquired	0	24	1	26
De novo	2	0	2	0
Divested/Consolidated	1	8	4	10
Total new admissions	35,211	33,850	71,176	64,763
Medicare new admissions	23,862	22,975	48,737	44,116
Average daily census	36,834	36,450	36,607	34,783
Average Medicare daily census	27,336	27,080	27,262	26,056
Medicare completed and billed episodes	47,825	47,164	94,509	89,539
Average Medicare case mix for completed and billed Medicare episodes	0.99	0.99	0.98	0.98
Average reimbursement per completed and billed Medicare episodes	$ 2,462	$ 2,390	$ 2,449	$ 2,374
Total visits	1,041,777	992,637	2,031,912	1,900,083
Total Medicare visits	773,422	740,809	1,515,272	1,422,332
Average visits per completed and billed Medicare episodes	16.2	15.7	16	15.9
Organic growth:(1)
Net revenue	2.70%	2.10%	4.10%	-1.40%
Net Medicare revenue	1.70%	0.30%	2.90%	-2.50%
Total new admissions	1.70%	-0.10%	4.40%	-2.30%
Medicare new admissions	0.90%	2.10%	4.10%	-1.00%
Average daily census	-0.40%	-3.80%	-1.80%	-10.00%
Average Medicare daily census	-0.90%	-3.80%	-2.60%	-10.30%
Medicare completed and billed episodes	-0.60%	-3.20%	0.30%	-4.10%

Community-Based Services:
Locations	13	13	13	13
Acquired	0	5	1	6
De novo	0	0	0	1
Divested/Consolidated	1	0	1	0
Average daily census	1,297	851	1,224	697
Billable hours	316,598	274,235	610,615	315,298
Revenue per billable hour	$33	$31	$33	$29

Hospice-Based Services:
Locations	38	37	38	37
Acquired	0	4	0	5
De novo	0	0	0	0
Divested/Consolidated	0	0	0	1
Admissions	1,497	1,426	2,978	2,658
Average daily census	1,446	1,371	1,402	1,298
Patient days	131,565	124,744	253,744	234,787
Average revenue per patient day	$142	$137	$140	$138

Facility-Based Services:
Long-term Acute Care
Locations	8	8	8	8
Patient days	15,393	14,939	31,555	31,401
Average revenue per patient day	$ 1,125	$ 1,124	$ 1,157	$ 1,140

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com